Exhibit 8.2

Teekay Corporation 4th Floor, Belvedere Building 69 Pitts Bay Road Hamilton HM 08 Bermuda

April 24, 2019

Registration Statement on Form F-3 – Exhibit 8.2 Opinion

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Corporation, a Marshall Islands corporation (the “Company”), in connection with the registration of the issuance and sale from time to time by the Company of common shares, par value $0.001 per share, pursuant to the Company’s registration statement on Form F-3 dated April 24, 2019 (the “Rule 462(b) Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which Rule 462(b) Registration Statement incorporates by reference the contents of the Registration Statement on Form F-3 (No. 333-221806), as amended (the “Registration Statement”, and together with the Rule 462(b) Registration Statement, the “Registration Statements”), including the prospectus contained therein, which was initially filed with the Commission on November 29, 2017.

The Common Shares will be sold from time to time as set forth in the Rule 462(b) Registration Statement, the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and the prospectus supplement to the Base Prospectus, dated April 24, 2019, relating to shares (the “Prospectus Supplement”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statements;

(ii)	the Base Prospectus;

(iii)	the Prospectus Supplement; and

(iv)

such corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and other affiliates of the Company as we have deemed relevant and necessary.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

This opinion letter is limited to Marshall Islands Law. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Registration Statements, the Base Prospectus and the Prospectus Supplement, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Prospectus Supplement under the caption “Non-United States Tax Considerations” and we confirm that the statements in such discussion, to the extent they constitute legal conclusions, unless otherwise noted, are the opinion of Watson Farley & Williams LLP with respect to Marshall Islands tax consequences as of the date of the Prospectus Supplement (except for the representations and statements of fact of the Company included under such caption, as to which we express no opinion).

We consent to the filing of this opinion as an exhibit to a Report on Form 6-K of the Company, the discussion of this opinion in the Registration Statements, and to the references to our firm in the Registration Statements, the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statements within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLPb